UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

CURRENT REPORT

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

UNITED STATES CELLULAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	62-1147325
(State or other jurisdictionof incorporation)	(IRS Employer Identification No.)

8410 West Bryn Mawr, Chicago, Illinois	60631
(Address of principal executive offices)	(Zip Code)

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of Each Class To be so Registered	Name of Each Exchange On Which Each Class is to be Registered
7.25% Senior Notes due 2063	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A (c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A (d), check the following box. ☐

SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES: 333-188971

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                   Description of Registrant’s Securities to be Registered.

A description of the Registrant’s 7.25% Senior Notes due 2063 (the “Notes”) to be registered hereby is contained under the caption “Description of the Notes” set forth in the Prospectus Supplement dated December 1, 2014, and under the caption “Description of Debt Securities” set forth in the Prospectus dated December 1, 2014, as filed with the Securities and Exchange Commission under Rule 424(b)(5) under the Securities Act of 1933, as amended, with respect to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-188971), and such descriptions are incorporated herein by reference thereto.

Item 2.                   Exhibits.

Exhibit

Number             Description of Exhibit

1.                         Indenture dated as of June 1, 2002 between the Registrant and The Bank of New York Mellon Trust Company, N.A. (formerly known as the Bank of New York Trust Company, N.A., as successor to BNY Midwest Trust Company), filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-88344) and incorporated herein by reference thereto.

2.                         Form of Seventh Supplemental Indenture between the Registrant and The Bank of New York Mellon Trust Company, N.A., including the form of 7.25% Senior Notes due 2063 attached as Exhibit A thereto.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

United States Cellular Corporation

Date:	December 2, 2014

By:	/s/ Steven T. Campbell
Steven T. Campbell
Executive Vice President - Finance,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.

Indenture dated as of June 1, 2002 between the Registrant and The Bank of New York Mellon Trust Company, N.A. (formerly known as the Bank of New York Trust Company, N.A., as successor to BNY Midwest Trust Company), filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-88344) and incorporated herein by reference thereto.

2.

Form of Seventh Supplemental Indenture dated between the Registrant and The Bank of New York Mellon Trust Company, N.A., including the form of 7.25% Senior Notes due 2063 attached as Exhibit A thereto.